RESULTS Q1 Message from Management August 2, 2019 FY 2019

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 Michel Combes President, Chief Executive Officer Merger Update Given the progress we continue to make in the regulatory approval process for our merger with T-Mobile, we are taking a non-traditional approach to sharing our results this quarter. We remain excited by the possibility for our customers to experience a better network and customer experience with New T-Mobile and are encouraged by the progress we have made since the merger was announced last year. • We received approval from the Committee on Foreign Investment in the United States and Team Telecom in December 2018. • We have received favorable outcomes from 18 of the 19 required state utility commissions, with only the California PUC still outstanding. • Our commitments to the Federal Communications Commission have resulted in statements of support from FCC Chairman Ajit Pai and Commissioners Brendan Carr and Michael O’Rielly. • Sprint and T-Mobile entered into a consent decree with the Department of Justice last week and announced several agreements with DISH Network, including a divestiture of our prepaid assets (excluding the Lifeline business). These assets, coupled with DISH’s own wireless assets and the required network support from New T-Mobile, will provide DISH Network with assets that will enable them to compete aggressively right away in the sale of mobile wireless service. Acquiring this business also will enable and accelerate DISH’s deployment of its spectrum and investments necessary to become a robust facilities-based network competitor. • We do not expect the agreements with the Federal Communications Commission and Department of Justice to change the target synergies, profitability or customer benefits made possible by our merger with T-Mobile. • We remain optimistic about the remaining regulatory steps as we continue to work with the California PUC, various State Attorneys General, and all stakeholders. Sprint and T-Mobile are prepared to vigorously defend against the State Attorneys General lawsuit filed to block the merger. We have no material updates to provide at this time. Fiscal 1Q19 Highlights Our fiscal first quarter results demonstrate our focus on executing our strategy. • We maintained momentum on our network improvement initiatives and 5G build, with network capex up year over year for the fourth consecutive quarter. • We grew postpaid wireless service revenue year over year as the number of accounts increased and average revenue per account, or ARPA, stabilized. • We delivered postpaid net additions for the eighth consecutive quarter, driven by growth in data devices. www.sprint.com/investors | 2 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 • We continued our digital transformation, increasing our digital sales and accelerating our digital care initiatives while continuing to adopt artificial intelligence across different parts of the business. Network Built for Unlimited We made further progress in our Next-Gen Network deployment. • We continue to upgrade our existing macro sites to add LTE bands on our 800 MHz, 1.9 GHz, and 2.5 GHz spectrum. • We now have approximately 32,000 small cells on air, which are delivering improvements in coverage, capacity and time on LTE to improve the customer experience in specific locations. • Our massive MIMO deployment continues to build momentum by delivering improved LTE performance and providing the foundation for our mobile 5G network. o We nearly doubled the number of massive MIMO sites on air since last quarter and now have about 3,000 massive MIMO sites on air, delivering more capacity and faster speeds on LTE in major markets. • Simultaneously with our LTE improvements, we are rolling out True Mobile 5G in select metro areas in the U.S. through software upgrades on our massive MIMO sites. o True Mobile 5G from Sprint is set to power new experiences for wireless customers, including gaming and entertainment services, IoT and business applications. o We have launched mobile 5G in parts of five metro areas - Chicago, Atlanta, Kansas City, Dallas-Fort Worth and Houston. With New York City, Los Angeles, Phoenix and Washington, D.C. launching in the coming weeks, this will give Sprint the largest initial 5G coverage footprint in the U.S. We expect the coverage area of our initial 5G deployment to reach approximately 2,100 square miles across parts of nine metro areas, covering 11 million people. o Our initial 5G offerings were met with strong reviews from customers and the media, who recognize the coverage and mobility of our mid-band 2.5 GHz spectrum. We are confident that our upcoming launches will see similar results. o We are offering customers two 5G smartphones, the LG V50 ThinQ 5G and Samsung Galaxy S10 5G, as well as a 5G hotspot device from HTC. But the other carriers are not standing still, investing significantly more capital into their LTE and 5G networks. As a stand-alone company, we lack the scale to keep pace with the bigger carriers, AT&T and Verizon, in sustained capital investments. Without additional low-band spectrum, we will face challenges to provide customers with consistency or coverage comparable to that of the two big carriers. Nevertheless, we expect to complete our merger with T-Mobile, which will allow the combined company to have the breadth and depth of spectrum to provide a consistent nationwide 5G experience. Unlimited for All We continued our Unlimited for All approach and grew the total number of postpaid accounts year over year, while also increasing the number of lines per account. www.sprint.com/investors | 3 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 • We delivered postpaid net additions for the eighth consecutive quarter, with 134,000 in the fiscal first quarter. This is a result of executing our strategy to grow our relationship with customers through data devices such as tablets, watches and our Sprint Drive connected car product. The data device net additions were partially offset by losses in phones. • Total postpaid gross additions were up year over year for the third consecutive quarter as we increased sales of data devices. • Postpaid phone gross additions were down year over year as AT&T and Verizon remained aggressive with rich device offers. • Postpaid churn was up year over year, as customers continued to roll off introductory promotions. Churn will likely remain up year over year in the fiscal second quarter, as seasonality is expected to drive a sequential increase similar to last year. • We believe the investments we are making in our network and customer experience will improve churn and help to lessen the perception gap that impacts gross additions today, but it will take some time to shift customer perceptions. • As part of our strategy, we plan to be more selective in our postpaid phone acquisition offers, with continued focus on growing accounts through data devices. • Our business segment delivered postpaid net additions for the twelfth consecutive quarter. While we have seen some success in the business space, it has been on a relatively small scale. That is why we are excited about the opportunity to finally have the scale to truly disrupt the business segment through our merger with T-Mobile. • Our Boost brand remains strong, as it delivered net additions before migrations to postpaid in the first fiscal quarter. However, this strength in Boost was offset by losses from our other prepaid brands and migrations to postpaid. Digital Transformation We continue to drive our digital transformation, as we have highlighted in recent quarters. • Because we lack the scale of the biggest wireless carriers, we must be more innovative by leveraging digital capabilities and employing advanced analytics, artificial intelligence and intelligent automation in our operations to further optimize our cost structure. • From a digital sales perspective, postpaid gross additions in digital channels increased approximately 50 percent year over year in the fiscal first quarter. • We are ramping our rollout of a cutting-edge intelligent customer experience that leverages artificial intelligence and analytics. o In addition to approximately 30% of chats being handled by virtual agents – to complement our live agents – we also rolled out voice-to-digital tools. A customer calling with a specific issue can be presented a digital option to choose a live chat or self-service option. • Our in-house digital marketing agency is delivering solid early results compared with our previously outsourced model, with improved web conversions and orders from digital media more than doubling year over year. • This digital transformation and data-driven culture is expected to contribute to the evolution of our customer experience and potential cost reductions in the future. www.sprint.com/investors | 4 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 Andrew Davies Chief Financial Officer Accounting Standards & Disclosures • At the beginning of fiscal 2018, we adopted accounting standard ASC 606 for revenue recognition, which resulted in a reduction in wireless service revenue, offset by an increase in equipment sales and a deferral of commission expenses. While we have now reported an entire year under the new standard, we would like to remind you that the impacts of this change will extend into fiscal 2019, even when comparing two results under the new standard. Results will be presented under the new standard going forward, but we will also note areas where there are material ongoing impacts. • On April 1, 2019, we adopted accounting standard ASC 842 for leases, which resulted in a $7.1 billion gross-up of assets and liabilities on the balance sheet, primarily related to recognizing right-of-use assets and related liabilities for operating leases. There were no material impacts to the income statement or cash flow statement. • We have discontinued reporting Average Billings per User, or ABPU, and Average Billings per Account, or ABPA, which were metrics that we developed to provide transparency during the transition from subsidy to device financing rate plans but are no longer relevant. Instead, we are now providing Average Revenue per Account, or ARPA, consistent with our strategy to grow revenue at the account level. • Also, we are currently evaluating potential customer and financial reporting impacts of the consent decree entered into with the Department of Justice as it relates to the anticipated divestiture of our prepaid assets (excluding our Lifeline business). Revenue • Consolidated net operating revenues of $8.1 billion for the quarter were up $17 million year over year. • Wireless service revenue of $5.3 billion in the quarter was down $138 million year over year, largely due to the continued amortization of prepaid contract balances as a result of adopting the new revenue standard last year. Excluding this non-operational impact mentioned on last quarter's call, wireless service revenue would have been relatively flat year over year under the previous revenue recognition standard. We expect reported wireless service revenue to continue to be down year over year in the fiscal second quarter of 2019, pressured by the continued non-operational revenue recognition impact to prepaid service revenue and renewed pressure on postpaid service revenues. • Postpaid service revenue of $4.2 billion was up year over year in the quarter, driven by a slight increase in average postpaid accounts. However, we expect postpaid service revenue to be down year over year in the fiscal second quarter of 2019, as continued losses in postpaid phone customers as well as pricing actions taken in early 2018 will not provide a continued year over year benefit. • Postpaid ARPA of $124.89 was essentially flat year over year, as our strategy of driving more data device net additions as a source of incremental revenue and more customers electing to buy-up to higher rate plans both impacted this trend. www.sprint.com/investors | 5 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 • Postpaid phone ARPU of $49.87 was stable year over year, as base customers rolling off promotions and other pricing actions were offset by the impact of other promotional discounts. These promotional pressures are expected to weigh on postpaid phone ARPU again in the fiscal second quarter and we expect the sequential decline to be similar to the first quarter. • Prepaid service revenue of $843 million declined $139 million year over year, mostly due to the aforementioned accounting impact from implementing the new revenue standard. Excluding this non-operational impact, prepaid service revenue would have been relatively flat year over year, as prepaid ARPU and our Boost customer base remained fairly stable. Costs & Profitability • Cost of services of $1.7 billion were up $33 million year over year, as incremental operating expenses associated with our increased investments and our decision to expand LTE coverage through roaming agreements were partially offset by lower wireline network expenses. • SG&A expenses of $1.9 billion for the quarter were up $40 million year over year, as higher bad debt expenses associated with an increase in installment billing sales were partially offset by lower general and administrative costs. As a reminder, merger costs, which are not included in adjusted EBITDA, are reported in the SG&A line but were not materially different this quarter compared to the prior year quarter. • While we continue to improve operational and cost efficiencies in fiscal 2019, these improvements are expected to be largely offset by incremental costs associated with network and customer experience initiatives. • Adjusted EBITDA of $3 billion in the quarter was down $238 million year over year but was better than our initial expectations heading into the quarter. Given the incremental pressure to service revenue and the likely reinvestment of future cost reductions in the near term, we expect the year over year decline in adjusted EBITDA to be greater in the second quarter than the first quarter of fiscal 2019. • Operating income of $455 million in the quarter compared with $815 million in the year-ago period. The current quarter had several non-recurring items, including a $210 million asset impairment charge primarily related to the sale and leaseback of our Overland Park, Kansas, campus. • Net loss of $111 million compared with net income of $176 million in the year-ago period. Capex and Adjusted FCF • Network cash capital expenditures of $1.2 billion increased $57 million year over year and $40 million sequentially as we continued to execute our Next-Gen Network plan and began launching mobile 5G in select metro areas. With the continued deployment of massive MIMO and additional mobile 5G launches coming soon, we expect capital spending to remain around current run rates in the near term. • Adjusted free cash flow of negative $58 million was approximately $66 million lower than the year-ago period, mostly due to higher network capital expenditures. • We continue to have an adequate liquidity position with approximately $7.4 billion of general-purpose availability, including nearly $5 billion of cash and cash equivalents. We www.sprint.com/investors | 6 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 repaid $1.7 billion of higher coupon debt during the quarter and now have no significant maturities due until March 2020. • Similar to last quarter, we are not providing full year guidance for fiscal 2019, as we are in the late stages of our T-Mobile merger process, but we have given some color on the near-term trends. * FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non- GAAP).The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non- GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short- term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure. www.sprint.com/investors | 7 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.

Message from Management Q1 Fiscal 2019 Results | August 2, 2019 SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, subscriber growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward- looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services such as 5G; efficiencies and cost savings of new technologies and services; customer and network usage; subscriber additions and churn rates; service, speed, capacity, coverage and quality; availability of devices; availability of various financings; and the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.3 million connections as of June 30, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching a 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint. www.sprint.com/investors | 8 ©2019 Sprint. This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient. Any review, use, distribution or disclosure is prohibited without authorization.